Exhibit 10.40

SECOND AMENDMENT TO THE
EQUITY RESIDENTIAL SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
The undersigned, does hereby approve, for and on behalf of Equity Residential (the "Company"), the following amendments to the Equity Residential Supplemental Executive Retirement Plan (the “SERP”):
Premises

a.    The Company maintains the SERP.

b.    Section 10.1 of the SERP provides that the SERP may be amended in the sole discretion of the Company.

c.    The Company wishes to amend the SERP to clarify the employees who are eligible for the SERP.

Amendment

Section 2.5 of the Equity Residential Supplemental Executive Retirement Plan is amended, effective December 1, 2013, to add the following at the end of the existing Section:
"Notwithstanding the foregoing, an employee shall not be considered an Eligible Employee if such employee is employed in a property level position or a corporate position below the management level."
The foregoing actions are taken with the understanding that such actions are consistent with the intentions of the Company.

Date: November 30th, 2013	/s/ Catherine Carraway________ Catherine Carraway, First Vice President HR Operations